Exhibit 4

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Amendment No. 7 to Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.85 per share, and the ordinary B Shares, par value NIS 0.85 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: May 19, 2014

XT HI-TECH INVESTMENTS (1992) LTD.

By: /s/ Yoav Doppelt
Name: Yoav Doppelt
Title:  CEO

XT HOLDINGS LTD.

By: /s/ Yossi Rosen
Name: Yossi Rosen
Title: President

LYNAV HOLDINGS LTD.

By: /s/ Yossi Rosen
Name: Yossi Rosen
Title: Director